SMITH BARNEY INTERMEDIATE MUNICIPAL FUND, INC.
                          10F-3 REPORT
              May 1, 1997 through October 31, 1997



               Trade                              Purchase  % of
Issuer              Date Selling Dealer      Amount         Price
Issue

Connecticut HFA          8/20/98   Advest              $1,230,000
$100.00        1.91%
5.20% due 11/15/2015